Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Tom Miller	The Blueshirt Group
Chief Financial Officer	Chris Danne, Rakesh Mehta
(818) 444-2325	(415)217-7722
tmiller@ixiacom.com	chris or rakesh@blueshirtgroup.com
Ixia Announces Record Results for the Second Quarter of 2005
Second Quarter Revenues Increase 54% and Net Income Increases 175%
Year-Over-Year
CALABASAS, CA— July 21, 2005—Ixia (Nasdaq: XXIA) today reported financial results for the second quarter ended June 30, 2005.
Net revenues for the second quarter of 2005 were a record $41.3 million, which represents a year-over-year increase of 54% from the second quarter of last year and a sequential increase of 8% from the immediately preceding first quarter. Net income on a GAAP basis for the second quarter of 2005 was $9.8 million, or $0.14 per diluted share, a 175% increase when compared to net income of $3.5 million, or $0.06 per diluted share, for the second quarter of 2004.
Ixia’s second quarter of 2005 GAAP results included $1.2 million of non-cash charges related to the amortization of acquired intangible assets and income tax benefits of $1.2 million related to the tax effects of the amortization of the acquired intangible assets noted above and tax benefits related to previously recognized stock-based compensation. Excluding the effects of these items, non-GAAP net income for the second quarter of 2005 was $9.8 million, or $0.14 per diluted share, compared to $4.2 million, or $0.07 per diluted share, for the same period last year after excluding the effects of similar items.

“The second quarter represented our 11th consecutive quarter of increasing sequential revenues and our 29th consecutive quarter of profitability,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “Demand for our testing solutions continues to grow, as revenues from our Ethernet TXS product lines set new records during the period. While sales to network equipment manufacturers and our largest customer, Cisco Systems, were especially strong, we had more than ten customers ordering over $500,000 in equipment, pointing to broader underlying demand for our products. This growth has been fueled by the adoption of new technologies, like 10 Gigabit Ethernet and IPv6, and the roll-out of new services, like Voice and Video over IP. All of these technologies and services require extensive testing with equipment that can generate wire speed traffic along with a sophisticated mix of real world traffic to adequately test these new complex advanced networks.”
“Most of our larger sales involve a combination of both hardware and software,” added Mr. Ginsberg. “Encouragingly, our IxChariot and IxLoad software product offerings had record sales in the second quarter and continue to pull in additional hardware sales. Additionally, we continue to seek targeted acquisitions that enable us to extend the capabilities of our single platform solution and gain access to new customer segments. In mid-July we entered into the fast growing 802.11 Wi-Fi market with the introduction of our IxWLAN product and completed the acquisition of Wi-Fi testing innovator Communication Machinery Corporation for approximately $4 million. Complementing our top line growth, we are focused on improving our bottom line by maintaining strong gross margins and decreasing operating expenses as a percentage of revenues.”
During the second quarter ended June 30, 2005, Ixia increased cash, cash equivalents and investments by $23 million to approximately $186 million. This increase included nearly $12 million of proceeds from employee stock option exercises.
Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the “Investors” section of Ixia’s Web site

(www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.
About Ixia
Ixia is a leading, global provider of high performance IP network testing solutions. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s testing solutions are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and large enterprises to validate the functionality, and reliability of complex IP networks, devices, and applications. Ixia’s Real World Traffic™ Suite addresses the growing need to test applications and networks prior to deployment under realistic load conditions. Ixia’s analysis solutions utilize a wide range of industry-standard interfaces and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com
Ixia, the Ixia four petal logo, IxLoad, IxChariot, IxWLAN, TXS, and Real World Traffic are either registered trademarks or trademarks of Ixia in the United States and/or other countries. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things: consistency of orders from significant customers, our success in developing and producing new products, and market acceptance of our products. These and other risk factors that may affect Ixia’s financial results in the future are discussed in Ixia’s periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,821	$16,383
Short-term investments in marketable securities	135,224	81,757
Accounts receivable, net	27,325	22,069
Inventories	7,264	6,669
Deferred income taxes	3,672	3,756
Income taxes receivable	560	1,696
Prepaid expenses and other current assets	3,342	2,878

Total current assets	188,208	135,208
Investments in marketable securities	39,885	49,015
Property and equipment, net	15,385	12,268
Deferred income taxes	14,172	4,798
Goodwill	11,377	11,377
Other intangible assets, net	20,580	23,031
Other assets	307	612

Total assets	$289,914	$236,309

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,770	$1,556
Accrued expenses	9,827	13,181
Deferred revenues	8,943	7,032
Income taxes payable	5,244	4,203

Total current liabilities	25,784	25,972

Deferred income taxes	3,801	3,411

Total liabilities	29,585	29,383

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized, 65,795 and 62,459 shares issued and outstanding as of June 30, 2005 and December 31, 2004, respectively	120,931	100,144
Additional paid-in capital	66,768	53,247
Retained earnings	72,630	53,535

Total shareholders’ equity	260,329	206,926

Total liabilities and shareholders’ equity	$289,914	$236,309

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenues	$41,326	$26,811	$79,740	$51,724
Cost of revenues(1)	6,349	4,851	12,194	9,262
Amortization of purchased technology	943	732	1,885	1,371

Gross profit	34,034	21,228	65,661	41,091

Operating expenses:
Research and development	7,974	5,519	15,520	11,182
Sales and marketing	9,950	7,695	19,425	15,352
General and administrative	3,914	2,962	7,519	5,325
Amortization of intangible assets	286	379	628	788
Stock-based compensation(2)	—	126	—	375

Total operating expenses	22,124	16,681	43,092	33,022

Income from operations	11,910	4,547	22,569	8,069
Interest and other, net	1,229	595	2,125	1,333

Income before income taxes	13,139	5,142	24,694	9,402
Income tax expense	3,373	1,596	5,599	2,834

Net income	$9,766	$3,546	$19,095	$6,568

Earnings per share:
Basic	$0.15	$0.06	$0.30	$0.11
Diluted	$0.14	$0.06	$0.28	$0.10

Weighted average number of common and common equivalent shares outstanding:
Basic	64,862	60,447	64,112	60,170
Diluted	69,391	64,308	68,944	64,528

(1)Stock-based compensation included in:
Cost of revenues	$—	$6	$—	$29

(2)Stock-based compensation related to:
Research and development	$—	$102	$—	$263
Sales and marketing	—	22	—	75
General and administrative	—	2	—	37

	$—	$126	$—	$375

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended June 30, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$41,326	$—		$41,326
Cost of revenues	6,349	—		6,349
Amortization of purchased technology	943	(943	)(1)	—

Gross profit	34,034	943		34,977

	82.4%			84.6%

Operating expenses:
Research and development	7,974	—		7,974
Sales and marketing	9,950	—		9,950
General and administrative	3,914	—		3,914
Amortization of intangible assets	286	(286	)(1)	—

Total operating expenses	22,124	(286)		21,838

	53.5%			52.8%

Income from operations	11,910	1,229		13,139
Interest and other, net	1,229	—		1,229

Income before income taxes	13,139	1,229		14,368
Income tax expense	3,373	1,244	(2)	4,617

Net income	$9,766	$(15)		$9,751

Earnings per share:
Basic	$0.15	$—		$0.15
Diluted	$0.14	$—		$0.14

Weighted average number of common and common equivalent shares outstanding:
Basic	64,862	—		64,862
Diluted	69,391	—		69,391

(1)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(2)	The adjustment represents the income tax effects of footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended June 30, 2004
	GAAP	Adjustments		Non-GAAP
Net revenues	$26,811	$—		$26,811
Cost of revenues	4,851	(6	)(1)	4,845
Amortization of purchased technology	732	(732	)(2)	—

Gross profit	21,228	738		21,966

	79.2%			81.9%

Operating expenses:
Research and development	5,519	—		5,519
Sales and marketing	7,695	—		7,695
General and administrative	2,962	—		2,962
Amortization of intangible assets	379	(379	)(2)	—
Stock-based compensation	126	(126	)(1)	—

Total operating expenses	16,681	(505)		16,176

	62.2%			60.3%

Income from operations	4,547	1,243		5,790
Interest and other, net	595	—		595

Income before income taxes	5,142	1,243		6,385
Income tax expense	1,596	545	(3)	2,141

Net income	$3,546	$698		$4,244

Earnings per share:
Basic	$0.06	$0.01	(4)	$0.07
Diluted	$0.06	$0.01	(4)	$0.07

Weighted average number of common and common equivalent shares outstanding:
Basic	60,447	—		60,447
Diluted	64,308	—		64,308

(1)	The adjustment represents stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)	The adjustment represents the income tax effects of footnotes (1) and (2), and the elimination of tax benefits related to previously recognized stock-based compensation.

(4)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Six months ended June 30, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$79,740	$—		$79,740
Cost of revenues	12,194	—		12,194
Amortization of purchased technology	1,885	(1,885	)(1)	—

Gross profit	65,661	1,885		67,546

	82.3%			84.7%

Operating expenses:
Research and development	15,520	—		15,520
Sales and marketing	19,425	—		19,425
General and administrative	7,519	—		7,519
Amortization of intangible assets	628	(628	)(1)	—

Total operating expenses	43,092	(628)		42,464

	54.0%			53.3%

Income from operations	22,569	2,513		25,082
Interest and other, net	2,125	—		2,125

Income before income taxes	24,694	2,513		27,207
Income tax expense	5,599	3,009	(2)	8,608

Net income	$19,095	$(496)		$18,599

Earnings per share:
Basic	$0.30	$(0.01	)(3)	$0.29
Diluted	$0.28	$(0.01	)(3)	$0.27

Weighted average number of common and common equivalent shares outstanding:
Basic	64,112	—		64,112
Diluted	68,944	—		68,944

(1)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(2)	The adjustment represents the income tax effects of footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Six months ended June 30, 2004
	GAAP	Adjustments		Non-GAAP
Net revenues	$51,724	$—		$51,724
Cost of revenues	9,262	(29	)(1)	9,233
Amortization of purchased technology	1,371	(1,371	)(2)	—

Gross profit	41,091	1,400		42,491

	79.4%			82.1%

Operating expenses:
Research and development	11,182	—		11,182
Sales and marketing	15,352	—		15,352
General and administrative	5,325	—		5,325
Amortization of intangible assets	788	(788	)(2)	—
Stock-based compensation	375	(375	)(1)	—

Total operating expenses	33,022	(1,163)		31,859

	63.8%			61.6%

Income from operations	8,069	2,563		10,632
Interest and other, net	1,333	—		1,333

Income before income taxes	9,402	2,563		11,965
Income tax expense	2,834	1,154	(3)	3,988

Net income	$6,568	$1,409		$7,977

Earnings per share:
Basic	$0.11	$0.02	(4)	$0.13
Diluted	$0.10	$0.02	(4)	$0.12

Weighted average number of common and common equivalent shares outstanding:
Basic	60,170	—		60,170
Diluted	64,528	—		64,528

(1)	The adjustment represents stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)	The adjustment represents the income tax effects of footnotes (1) and (2), and the elimination of tax benefits related to previously recognized stock-based compensation.

(4)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).